Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS SECOND QUARTER 2025 RESULTS;
QUARTERLY DIVIDEND OF $0.84 PER SHARE

	Second Quarter Results				Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q2 2025	Q2 2024	Q2 2025	Q2 2024	YTD 2025	YTD 2024	YTD 2025	YTD 2024
Net Revenues ($ mm)	$833.8	$689.2	$838.9	$695.3	$1,528.7	$1,270.0	$1,538.8	$1,282.6
Operating Income ($ mm)	$150.4	$108.2	$157.1	$114.3	$261.6	$192.4	$273.3	$204.9
Net Income Attributable to Evercore Inc. ($ mm)	$97.2	$73.8	$105.4	$78.7	$243.4	$159.5	$260.2	$171.6
Diluted Earnings Per Share	$2.36	$1.81	$2.42	$1.81	$5.85	$3.89	$5.92	$3.94
Compensation Ratio	65.8%	66.6%	65.4%	66.0%	66.0%	66.7%	65.5%	66.0%
Operating Margin	18.0%	15.7%	18.7%	16.4%	17.1%	15.1%	17.8%	16.0%

Business and Financial Highlights	■
Record Second Quarter and First Half Net Revenues were $833.8 million and $1.5 billion, respectively, on a U.S. GAAP basis and $838.9 million and $1.5 billion, respectively, on an Adjusted basis. Second Quarter and First Half 2025 Net Revenues increased 21% and 20%, respectively, on both a U.S. GAAP basis and an Adjusted basis versus 2024

■
Second Quarter Operating Income of $150.4 million and $157.1 million on a U.S. GAAP and an Adjusted basis, respectively, increased 39% and 37%, respectively, versus 2024; Second Quarter Operating Margins of 18.0% and 18.7% on a U.S. GAAP and an Adjusted basis, respectively, increased 233 and 228 basis points, respectively, versus 2024

	■	Evercore today announced that it has entered into an agreement to acquire Robey Warshaw, a highly successful independent advisory firm headquartered in the United Kingdom

	■	Our Advisory business had record second quarter and first half revenues, advising on 4 of the 10 largest transactions year-to-date, including the following transactions in the second quarter:

■ Cox Communications' merger with Charter Communications, valuing Cox Communications at $34.5 billion

■ Warner Bros. Discovery on its separation into two leading media companies

■ The sale of Foot Locker to DICK'S Sporting Goods for $2.5 billion

	■	We have continued to experience strong momentum in July:

■ Advising Becton Dickinson on the combination of its Biosciences and Diagnostic Solutions business with Waters in a $17.5 billion Reverse Morris Trust transaction

■ Advising Huntington Bancshares on its acquisition of Veritex Holdings for $1.9 billion

	■	Our leading Private Capital Advisory business had record second quarter and first half results

	■	Evercore was named “North America’s Best Bank for Independent Advisory” for Euromoney’s Awards for Excellence

Talent	■	Year-to-date, nine Investment Banking Senior Managing Directors (SMDs) and one Senior Advisor have started at the Firm or will be joining later in the year

	■	Four Investment Banking Senior Managing Directors joined Evercore since the last earnings call; Mike Addeo in Private Capital Advisory, Bennett Blau in the Healthcare Investment Banking Group, Jon Josephs in the Industrials Investment Banking Group and Luigi de Vecchi in our European Advisory practice in Italy

	■	Since our last earnings call, three Investment Banking Senior Managing Directors committed to join Evercore later this year; two focused on logistics and transportation and one focused on ratings advisory

	■	In the quarter, Evercore Wealth Management expanded its San Francisco office with four new hires, including two partners

Capital Return	■	Quarterly dividend of $0.84 per share

	■	Returned $532.1 million to shareholders during the first six months of 2025 through dividends and repurchases of 1.7 million shares at an average price of $258.50

NEW YORK, July 30, 2025 – Evercore Inc. (NYSE: EVR) today announced its results for the second quarter ended June 30, 2025.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "We are pleased with our forward momentum and remain focused on our client coverage, the quality of our execution, and our longer term strategy."

Roger C. Altman, Founder and Senior Chairman, "We delivered the strongest second quarter and first half revenues in our history, and are entering the second half of the year with meaningful momentum."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-9 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Acquisition and Transition Costs have been excluded from Adjusted Net Income Attributable to Evercore Inc. These charges in 2025 relate to professional fees incurred related to transitioning acquisitions or divestitures.

Evercore's Adjusted Diluted Shares Outstanding for the three and six months ended June 30, 2025 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and six months ended June 30, 2024 are included in pages A-2 to A-9.

Reclassifications:

During the second quarter of 2025, the Company changed its U.S. GAAP and Adjusted presentation such that "Communications and Information Services" was renamed to "Technology and Information Services." Technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." The Company has reclassified prior periods to conform to the current presentation in this release. There was no impact on previously reported U.S. GAAP or Adjusted Operating Income, Net Income or Earnings Per Share.

The prior period reclassifications from "Professional Fees" to "Technology and Information Services" are as follows: Q1 2025: $10.2 million; Q1 2024: $9.0 million; Q2 2024: $9.9 million; Q3 2024: $10.4 million; Q4 2024: $10.2 million; Q1 2023: $8.6 million; Q2 2023: $8.2 million; Q3 2023: $9.2 million; Q4 2023: $9.1 million. Further details of these reclassifications, as well as a revised presentation for the quarterly results for Q1 2025 and quarterly and full year results for 2024, 2023 and 2022 are available on the Investor Relations section of Evercore's website at www.evercore.com.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-5 to A-7 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2025	June 30, 2024	% Change	June 30, 2025	June 30, 2024	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$697,744	$568,231	23%	$1,255,093	$998,069	26%
Underwriting Fees	32,206	30,999	4%	86,461	86,534	—%
Commissions and Related Revenue	58,272	53,199	10%	113,382	101,437	12%
Investment Management:
Asset Management and Administration Fees	20,684	19,200	8%	41,667	37,899	10%
Other Revenue, net	24,924	17,595	42%	32,056	46,100	(30%)
Net Revenues	$833,830	$689,224	21%	$1,528,659	$1,270,039	20%

	Three Months Ended			Six Months Ended
	June 30, 2025	June 30, 2024	% Change	June 30, 2025	June 30, 2024	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	245	244	—%	386	381	1%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	111	95	17%	206	186	11%

Total Number of Underwriting Transactions(1)	13	17	(24%)	27	36	(25%)
Total Number of Underwriting Transactions as a Bookrunner(1)	13	14	(7%)	25	30	(17%)

1. Includes Equity and Debt Underwriting Transactions.

	As of June 30,
	2025	2024	% Change
Assets Under Management ($ mm)(1)	$14,478	$13,160	10%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – Second quarter Advisory Fees increased $129.5 million, or 23%, year-over-year, and year-to-date Advisory Fees increased $257.0 million, or 26%, year-over-year, reflecting an increase in revenue earned from large transactions during 2025.

Underwriting Fees – Second quarter Underwriting Fees increased $1.2 million, or 4%, year-over-year, reflecting an increase in the average fee size of the transactions we participated in during the second quarter of 2025. Year-to-date Underwriting Fees were flat year-over-year.

Commissions and Related Revenue – Second quarter Commissions and Related Revenue increased $5.1 million, or 10%, year-over-year, and year-to-date Commissions and Related Revenue increased $11.9 million, or 12%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume during 2025.

Asset Management and Administration Fees – Second quarter Asset Management and Administration Fees increased $1.5 million, or 8%, year-over-year, driven by an increase in fees from Wealth

Management clients, as associated AUM increased 10%, primarily from market appreciation. Year-to-date Asset Management and Administration Fees increased $3.8 million, or 10%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 10%, primarily from market appreciation.

Other Revenue – Second quarter Other Revenue, net, increased $7.3 million, or 42%, year-over-year, primarily reflecting higher performance of our investment funds portfolio, partially offset by lower returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. Year-to-date Other Revenue, net, decreased $14.0 million, or 30%, year-over-year, primarily reflecting lower performance of our investment funds portfolio, as well as lower returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2025	June 30, 2024	% Change	June 30, 2025	June 30, 2024	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$548,611	$458,935	20%	$1,008,436	$846,640	19%
Compensation Ratio	65.8%	66.6%		66.0%	66.7%
Non-Compensation Costs	$134,830	$122,046	10%	$258,650	$231,036	12%
Non-Compensation Ratio	16.2%	17.7%		16.9%	18.2%

Employee Compensation and Benefits – Second quarter Employee Compensation and Benefits increased $89.7 million, or 20%, year-over-year, reflecting a compensation ratio of 65.8% for the second quarter of 2025 versus 66.6% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date Employee Compensation and Benefits increased $161.8 million, or 19%, year-over-year, reflecting a year-to-date compensation ratio of 66.0% versus 66.7% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Second quarter Non-Compensation Costs increased $12.8 million, or 10%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with research services and license fees in the second quarter of 2025, an increase in occupancy and equipment rental expense, primarily related to an increase in office space, and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The second quarter Non-Compensation ratio of 16.2% decreased from 17.7% for the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date Non-Compensation Costs increased $27.6 million, or 12%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with research services, consulting costs and license fees, an increase in occupancy and equipment rental expense, primarily related to an increase in office space, and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The year-to-date Non-Compensation ratio of 16.9% decreased from 18.2% for the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Effective Tax Rate

The second quarter effective tax rate was 29.3% versus 25.8% for the prior year period, principally reflecting an increase in non-deductible expenses and state and local apportionment adjustments. The year-to-date effective tax rate was 1.0% versus 11.0% for the prior year period, principally reflecting the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price, partially offset by an increase in non-deductible expenses and state and local apportionment adjustments.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-9 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-5 to A-7 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2025	June 30, 2024	% Change	June 30, 2025	June 30, 2024	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$697,755	$568,378	23%	$1,255,066	$998,904	26%
Underwriting Fees	32,206	30,999	4%	86,461	86,534	—%
Commissions and Related Revenue	58,272	53,199	10%	113,382	101,437	12%
Investment Management:
Asset Management and Administration Fees(2)	21,488	20,910	3%	43,388	41,246	5%
Other Revenue, net	29,134	21,784	34%	40,459	54,477	(26%)
Net Revenues	$838,855	$695,270	21%	$1,538,756	$1,282,598	20%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings (losses) related to our equity method investment in Seneca Evercore and our former equity method investment in Luminis (through September 2024) of $0.01 million and ($0.03) million for the three and six months ended June 30, 2025, respectively, and $0.1 million and $0.8 million for the three and six months ended June 30, 2024, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Atalanta Sosnoff and our former equity method investment in ABS (through July 2024) of $0.8 million and $1.7 million for the three and six months ended June 30, 2025, respectively, and $1.7 million and $3.3 million for the three and six months ended June 30, 2024, respectively.

See page 5 for additional business metrics.

Advisory Fees – Second quarter adjusted Advisory Fees increased $129.4 million, or 23%, year-over-year, and year-to-date adjusted Advisory Fees increased $256.2 million, or 26%, year-over-year, reflecting an increase in revenue earned from large transactions during 2025.

Underwriting Fees – Second quarter Underwriting Fees increased $1.2 million, or 4%, year-over-year, reflecting an increase in average fee size of the transactions we participated in during the second quarter of 2025. Year-to-date Underwriting Fees were flat year-over-year.

Commissions and Related Revenue – Second quarter Commissions and Related Revenue increased $5.1 million, or 10%, year-over-year, and year-to-date Commissions and Related Revenue increased $11.9 million, or 12%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume during 2025.

Asset Management and Administration Fees – Second quarter adjusted Asset Management and Administration Fees increased $0.6 million, or 3%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 10%, primarily from market appreciation. The increase was partially offset by a 53% decrease in equity in earnings of affiliates, reflecting the sale of the remaining portion of our interest in ABS during the third quarter of 2024. Year-to-date adjusted Asset Management and Administration Fees increased $2.1 million, or 5%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 10%, primarily from market appreciation. The increase was partially offset by a 49% decrease in equity in earnings of affiliates, reflecting the sale of the remaining portion of our interest in ABS during the third quarter of 2024.

Other Revenue – Second quarter adjusted Other Revenue, net, increased $7.4 million, or 34%, year-over-year, primarily reflecting higher performance of our investment funds portfolio, partially offset by lower returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. Year-to-date adjusted Other Revenue, net, decreased $14.0 million, or 26%, year-over-year, primarily reflecting lower performance of our investment funds portfolio, as well as lower returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2025	June 30, 2024	% Change	June 30, 2025	June 30, 2024	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$548,611	$458,935	20%	$1,008,436	$846,640	19%
Compensation Ratio	65.4%	66.0%		65.5%	66.0%
Non-Compensation Costs	$133,193	$122,046	9%	$257,013	$231,036	11%
Non-Compensation Ratio	15.9%	17.6%		16.7%	18.0%

Employee Compensation and Benefits – Second quarter adjusted Employee Compensation and Benefits increased $89.7 million, or 20%, year-over-year, reflecting an adjusted compensation ratio of 65.4% for the second quarter of 2025 versus 66.0% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date adjusted Employee Compensation and Benefits increased $161.8 million, or 19%, year-over-year, reflecting a year-to-date adjusted compensation ratio of 65.5% versus 66.0% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Second quarter adjusted Non-Compensation Costs increased $11.1 million, or 9%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with research services and license fees in the second quarter of 2025, an increase in occupancy and equipment rental expense, primarily related to an increase in office space, and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The second quarter adjusted Non-Compensation ratio of 15.9% decreased from 17.6% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date adjusted Non-Compensation Costs increased $26.0 million, or 11%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with research services, consulting costs and license fees, an increase in occupancy and equipment rental expense, primarily related to an increase in office space, and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The year-to-date adjusted Non-Compensation ratio of 16.7% decreased from 18.0% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The second quarter adjusted effective tax rate was 30.0% versus 26.9% for the prior year period, principally reflecting an increase in non-deductible expenses and state and local apportionment adjustments. The year-to-date adjusted effective tax rate was 0.5% versus 11.0% for the prior year period, principally reflecting the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price, partially offset by an increase in non-deductible expenses and state and local apportionment adjustments.

Liquidity

The Company continues to maintain a strong balance sheet. As of June 30, 2025, cash and cash equivalents were $617.3 million, investment securities and certificates of deposit were $1.1 billion and current assets exceeded current liabilities by $1.6 billion. Amounts due related to the Notes Payable were $377.2 million at June 30, 2025.

Headcount

As of June 30, 2025 and 2024, the Company employed approximately 2,455 and 2,330 people, respectively, worldwide.

As of June 30, 2025 and 2024, the Company employed 197(1) and 184(2) total Investment Banking & Equities Senior Managing Directors, respectively, of which 159(1) and 143(2), respectively, were Investment Banking Senior Managing Directors.

(1) Senior Managing Director headcount as of June 30, 2025, adjusted to include five additional Investment Banking Senior Managing Directors committed to join in 2025 and to exclude for known departures of two Investment Banking Senior Managing Directors.
(2) Senior Managing Director headcount as of June 30, 2024, adjusted to include three additional Investment Banking Senior Managing Directors that joined in the third and fourth quarters of 2024.

Deferred Compensation

Year-to-date, the Company granted to certain employees 1.7 million unvested restricted stock units ("RSUs") (of which 1.6 million were granted in conjunction with the 2024 bonus awards) with a grant date fair value of $435.2 million.

In addition, year-to-date, the Company granted $83.0 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2024 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $141.8 million and $263.9 million for the three and six months ended June 30, 2025, respectively, and $128.4 million and $246.4 million for the three and six months ended June 30, 2024, respectively.

As of June 30, 2025, the Company had 4.7 million unvested RSUs with an aggregate grant date fair value of $899.3 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of June 30, 2025, the Company expects to pay an aggregate of $340.9 million related to our deferred cash compensation program at various dates through 2029, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

In addition, from time to time, the Company also grants cash and equity-based performance awards to certain employees, the settlement of which is dependent on the performance criteria being achieved.

Capital Return Transactions

On July 29, 2025, the Board of Directors of Evercore declared a quarterly dividend of $0.84 per share to be paid on September 12, 2025 to common stockholders of record on August 29, 2025.

During the second quarter, the Company repurchased 13 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $213.30, and 0.2 million shares at an average price per share of $237.79 pursuant to the Company's share repurchase program. The aggregate 0.2 million shares were acquired at an average price per share of $236.05. Year-to-date, the Company repurchased 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $283.64, and 0.8 million shares at an average price per share of $229.62 pursuant to the Company's share repurchase program. The aggregate 1.7 million shares were acquired at an average price per share of $258.50.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, July 30, 2025, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 274-8461 (toll-free domestic) or (203) 518-9814 (international); passcode: EVRQ225. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Shree Dhond / Zach Kouwe
Dukas Linden Public Relations
Evercore@DLPR.com
(646) 722-6531

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2024, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues
Investment Banking & Equities:
Advisory Fees	$697,744	$568,231	$1,255,093	$998,069
Underwriting Fees	32,206	30,999	86,461	86,534
Commissions and Related Revenue	58,272	53,199	113,382	101,437
Asset Management and Administration Fees	20,684	19,200	41,667	37,899
Other Revenue, Including Interest and Investments	29,134	21,784	40,459	54,477
Total Revenues	838,040	693,413	1,537,062	1,278,416
Interest Expense(1)	4,210	4,189	8,403	8,377
Net Revenues	833,830	689,224	1,528,659	1,270,039

Expenses
Employee Compensation and Benefits	548,611	458,935	1,008,436	846,640
Occupancy and Equipment Rental	26,914	21,801	52,645	43,745
Professional Fees(2)	23,133	24,437	45,523	46,647
Travel and Related Expenses	23,984	21,384	46,002	40,606
Technology and Information Services(2)	36,587	29,437	69,954	57,613
Depreciation and Amortization	6,450	6,439	12,426	12,732
Execution, Clearing and Custody Fees	3,180	3,051	6,526	6,392
Acquisition and Transition Costs	1,637	—	1,637	—
Other Operating Expenses	12,945	15,497	23,937	23,301
Total Expenses	683,441	580,981	1,267,086	1,077,676

Income Before Income from Equity Method Investments and Income Taxes	150,389	108,243	261,573	192,363
Income from Equity Method Investments	815	1,857	1,694	4,182
Income Before Income Taxes	151,204	110,100	263,267	196,545
Provision for Income Taxes	44,265	28,367	2,538	21,688
Net Income	106,939	81,733	260,729	174,857
Net Income Attributable to Noncontrolling Interest	9,738	7,975	17,344	15,406
Net Income Attributable to Evercore Inc.	$97,201	$73,758	$243,385	$159,451

Net Income Attributable to Evercore Inc. Common Shareholders	$97,201	$73,758	$243,385	$159,451

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,715	38,502	38,717	38,470
Diluted	41,213	40,857	41,636	40,969

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$2.51	$1.92	$6.29	$4.14
Diluted	$2.36	$1.81	$5.85	$3.89

(1)Includes interest expense on long-term debt.
(2)Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Communications and Information Services" has been renamed to "Technology and Information Services" and technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." For the three and six months ended June 30, 2024, this resulted in a reclassification of $9.9 million and $18.9 million, respectively, from "Professional Fees" to "Technology and Information Services." There was no impact on previously reported U.S. GAAP Operating Income, Net Income or Earnings Per Share. See pages A-2 to A-3 for further information.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units and Unvested Restricted Stock Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results as the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Acquisition and Transition Costs. Primarily professional fees incurred related to transitioning acquisitions or divestitures.
3.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
4.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
5.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

Reclassifications:
During the second quarter of 2025, the Company changed its U.S. GAAP and Adjusted presentation such that "Communications and Information Services" was renamed to "Technology and Information Services." Technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." The Company has reclassified prior periods to conform to the current presentation in this release. There was no impact on previously reported U.S. GAAP or Adjusted Operating Income, Net Income or Earnings Per Share.
The prior period reclassifications from "Professional Fees" to "Technology and Information Services" are as follows: Q1 2025: $10.2 million; Q1 2024: $9.0 million; Q2 2024: $9.9 million; Q3 2024: $10.4 million; Q4 2024: $10.2 million; Q1 2023: $8.6 million; Q2 2023: $8.2 million; Q3 2023: $9.2 million; Q4 2023: $9.1 million. Further details of these reclassifications, as well as a revised presentation for the quarterly results for Q1 2025 and quarterly and full year results for 2024, 2023 and 2022 are available on the Investor Relations section of Evercore's website at www.evercore.com.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net Revenues - U.S. GAAP	$833,830	$689,224	$1,528,659	$1,270,039
Income from Equity Method Investments (1)	815	1,857	1,694	4,182
Interest Expense on Debt (2)	4,210	4,189	8,403	8,377
Net Revenues - Adjusted	$838,855	$695,270	$1,538,756	$1,282,598

Other Revenue, net - U.S. GAAP	$24,924	$17,595	$32,056	$46,100
Interest Expense on Debt (2)	4,210	4,189	8,403	8,377
Other Revenue, net - Adjusted	$29,134	$21,784	$40,459	$54,477

Operating Income - U.S. GAAP	$150,389	$108,243	$261,573	$192,363
Income from Equity Method Investments (1)	815	1,857	1,694	4,182
Pre-Tax Income - U.S. GAAP	151,204	110,100	263,267	196,545
Acquisition and Transition Costs (3)	1,637	—	1,637	—
Pre-Tax Income - Adjusted	152,841	110,100	264,904	196,545
Interest Expense on Debt (2)	4,210	4,189	8,403	8,377
Operating Income - Adjusted	$157,051	$114,289	$273,307	$204,922

Provision for Income Taxes - U.S. GAAP	$44,265	$28,367	$2,538	$21,688
Income Taxes (4)	1,615	1,261	(1,197)	(69)
Provision for Income Taxes - Adjusted	$45,880	$29,628	$1,341	$21,619

Net Income Attributable to Evercore Inc. - U.S. GAAP	$97,201	$73,758	$243,385	$159,451
Acquisition and Transition Costs (3)	1,637	—	1,637	—
Income Taxes (4)	(1,615)	(1,261)	1,197	69
Noncontrolling Interest (5)	8,147	6,236	13,954	12,080
Net Income Attributable to Evercore Inc. - Adjusted	$105,370	$78,733	$260,173	$171,600

Diluted Shares Outstanding - U.S. GAAP	41,213	40,857	41,636	40,969
LP Units (6)	2,321	2,558	2,323	2,583
Unvested Restricted Stock Units - Event Based (6)	12	12	12	12
Diluted Shares Outstanding - Adjusted	43,546	43,427	43,971	43,564

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$2.36	$1.81	$5.85	$3.89
Diluted Earnings Per Share - Adjusted	$2.42	$1.81	$5.92	$3.94

Operating Margin - U.S. GAAP	18.0%	15.7%	17.1%	15.1%
Operating Margin - Adjusted	18.7%	16.4%	17.8%	16.0%

Effective Tax Rate - U.S. GAAP	29.3%	25.8%	1.0%	11.0%
Effective Tax Rate - Adjusted	30.0%	26.9%	0.5%	11.0%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$697,744	$11	(1)	$697,755	$1,255,093	$(27)	(1)	$1,255,066
Underwriting Fees	32,206	—		32,206	86,461	—		86,461
Commissions and Related Revenue	58,272	—		58,272	113,382	—		113,382
Other Revenue, net	23,949	4,210	(2)	28,159	31,767	8,403	(2)	40,170
Net Revenues	812,171	4,221		816,392	1,486,703	8,376		1,495,079

Expenses:
Employee Compensation and Benefits	535,447	—		535,447	983,476	—		983,476
Non-Compensation Costs	130,773	(1,637)	(3)	129,136	250,547	(1,637)	(3)	248,910
Total Expenses	666,220	(1,637)		664,583	1,234,023	(1,637)		1,232,386

Operating Income (a)	$145,951	$5,858		$151,809	$252,680	$10,013		$262,693

Compensation Ratio (b)	65.9%			65.6%	66.2%			65.8%
Operating Margin (b)	18.0%			18.6%	17.0%			17.6%

	Investment Management Segment
	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$20,684	$804	(1)	$21,488	$41,667	$1,721	(1)	$43,388
Other Revenue, net	975	—		975	289	—		289
Net Revenues	21,659	804		22,463	41,956	1,721		43,677

Expenses:
Employee Compensation and Benefits	13,164	—		13,164	24,960	—		24,960
Non-Compensation Costs	4,057	—		4,057	8,103	—		8,103
Total Expenses	17,221	—		17,221	33,063	—		33,063

Operating Income (a)	$4,438	$804		$5,242	$8,893	$1,721		$10,614

Compensation Ratio (b)	60.8%			58.6%	59.5%			57.1%
Operating Margin (b)	20.5%			23.3%	21.2%			24.3%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended June 30, 2024				Six Months Ended June 30, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$568,231	$147	(1)	$568,378	$998,069	$835	(1)	$998,904
Underwriting Fees	30,999	—		30,999	86,534	—		86,534
Commissions and Related Revenue	53,199	—		53,199	101,437	—		101,437
Other Revenue, net	17,581	4,189	(2)	21,770	45,698	8,377	(2)	54,075
Net Revenues	670,010	4,336		674,346	1,231,738	9,212		1,240,950

Expenses:
Employee Compensation and Benefits	448,064	—		448,064	825,351	—		825,351
Non-Compensation Costs	118,304	—		118,304	223,855	—		223,855
Total Expenses	566,368	—		566,368	1,049,206	—		1,049,206

Operating Income (a)	$103,642	$4,336		$107,978	$182,532	$9,212		$191,744

Compensation Ratio (b)	66.9%			66.4%	67.0%			66.5%
Operating Margin (b)	15.5%			16.0%	14.8%			15.5%

	Investment Management Segment
	Three Months Ended June 30, 2024				Six Months Ended June 30, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$19,200	$1,710	(1)	$20,910	$37,899	$3,347	(1)	$41,246
Other Revenue, net	14	—		14	402	—		402
Net Revenues	19,214	1,710		20,924	38,301	3,347		41,648

Expenses:
Employee Compensation and Benefits	10,871	—		10,871	21,289	—		21,289
Non-Compensation Costs	3,742	—		3,742	7,181	—		7,181
Total Expenses	14,613	—		14,613	28,470	—		28,470

Operating Income (a)	$4,601	$1,710		$6,311	$9,831	$3,347		$13,178

Compensation Ratio (b)	56.6%			52.0%	55.6%			51.1%
Operating Margin (b)	23.9%			30.2%	25.7%			31.6%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$697,744	$568,231	$1,255,093	$998,069
Underwriting Fees	32,206	30,999	86,461	86,534
Commissions and Related Revenue	58,272	53,199	113,382	101,437
Other Revenue, net	23,949	17,581	31,767	45,698
Net Revenues	812,171	670,010	1,486,703	1,231,738

Expenses:
Employee Compensation and Benefits	535,447	448,064	983,476	825,351
Non-Compensation Costs	130,773	118,304	250,547	223,855
Total Expenses	666,220	566,368	1,234,023	1,049,206

Operating Income (a)	$145,951	$103,642	$252,680	$182,532

Investment Management
Net Revenues:
Asset Management and Administration Fees	$20,684	$19,200	$41,667	$37,899
Other Revenue, net	975	14	289	402
Net Revenues	21,659	19,214	41,956	38,301

Expenses:
Employee Compensation and Benefits	13,164	10,871	24,960	21,289
Non-Compensation Costs	4,057	3,742	8,103	7,181
Total Expenses	17,221	14,613	33,063	28,470

Operating Income (a)	$4,438	$4,601	$8,893	$9,831

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$697,744	$568,231	$1,255,093	$998,069
Underwriting Fees	32,206	30,999	86,461	86,534
Commissions and Related Revenue	58,272	53,199	113,382	101,437
Asset Management and Administration Fees	20,684	19,200	41,667	37,899
Other Revenue, net	24,924	17,595	32,056	46,100
Net Revenues	833,830	689,224	1,528,659	1,270,039

Expenses:
Employee Compensation and Benefits	548,611	458,935	1,008,436	846,640
Non-Compensation Costs	134,830	122,046	258,650	231,036
Total Expenses	683,441	580,981	1,267,086	1,077,676

Operating Income (a)	$150,389	$108,243	$261,573	$192,363

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended June 30, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$26,914	$—		$26,914
Professional Fees	23,133	—		23,133
Travel and Related Expenses	23,984	—		23,984
Technology and Information Services	36,587	—		36,587
Depreciation and Amortization	6,450	—		6,450
Execution, Clearing and Custody Fees	3,180	—		3,180
Acquisition and Transition Costs	1,637	(1,637)	(3)	—
Other Operating Expenses	12,945	—		12,945
Total Non-Compensation Costs	$134,830	$(1,637)		$133,193

	Three Months Ended June 30, 2024
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$21,801	$—		$21,801
Professional Fees(1)	24,437	—		24,437
Travel and Related Expenses	21,384	—		21,384
Technology and Information Services(1)	29,437	—		29,437
Depreciation and Amortization	6,439	—		6,439
Execution, Clearing and Custody Fees	3,051	—		3,051
Other Operating Expenses	15,497	—		15,497
Total Non-Compensation Costs	$122,046	$—		$122,046

	Six Months Ended June 30, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$52,645	$—		$52,645
Professional Fees	45,523	—		45,523
Travel and Related Expenses	46,002	—		46,002
Technology and Information Services	69,954	—		69,954
Depreciation and Amortization	12,426	—		12,426
Execution, Clearing and Custody Fees	6,526	—		6,526
Acquisition and Transition Costs	1,637	(1,637)	(3)	—
Other Operating Expenses	23,937	—		23,937
Total Non-Compensation Costs	$258,650	$(1,637)		$257,013

	Six Months Ended June 30, 2024
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$43,745	$—		$43,745
Professional Fees(1)	46,647	—		46,647
Travel and Related Expenses	40,606	—		40,606
Technology and Information Services(1)	57,613	—		57,613
Depreciation and Amortization	12,732	—		12,732
Execution, Clearing and Custody Fees	6,392	—		6,392
Other Operating Expenses	23,301	—		23,301
Total Non-Compensation Costs	$231,036	$—		$231,036

(1)Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Communications and Information Services" has been renamed to "Technology and Information Services" and technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." For the three and six months ended June 30, 2024, this resulted in a reclassification of $9.9 million and $18.9 million, respectively, from "Professional Fees" to "Technology and Information Services." There was no impact on previously reported U.S. GAAP or Adjusted Operating Income, Net Income or Earnings Per Share. See pages A-2 to A-3 for further information.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see pages A-2 to A-3.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)Professional fees incurred related to transitioning acquisitions or divestitures are excluded from the Adjusted presentation.
(4)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(5)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(6)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.